Exhibit 99.2

Harvest Oil & Gas Corp.

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements are derived from the historical consolidated financial statements of Harvest Oil & Gas Corp. (“Harvest”, the “Company” or the “Successor”). When referring to Harvest, the intent is to refer to Harvest Oil & Gas Corp., a Delaware corporation, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made. Harvest is the successor reporting company of EV Energy Partners, L.P. (“EVEP” or the “Predecessor”) pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended. When referring to the Predecessor in reference to the period prior to the Effective Date (as defined below), the intent is to refer to EVEP and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made.

The unaudited pro forma consolidated financial statements give effect to the following:

Reorganization and Fresh Start Accounting: On April 2, 2018, EVEP, and 13 affiliated debtors (collectively, the “Debtors”) each filed a voluntary petition (the cases commenced thereby, the “Chapter 11 proceedings”) for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (“Chapter 11”) for bankruptcy protection in the United States Bankruptcy Court for the District of Delaware via Case No. 18-10814. The Debtors’ Chapter 11 proceedings were jointly administered under the caption In re EV Energy Partners, L.P., et al., Case No. 18-10814. Harvest emerged from bankruptcy on June 4, 2018 (the “Effective Date”).

Upon emergence on the Effective Date, the Company elected to adopt and apply the relevant guidance provided in accounting principles generally accepted in the United States of America with respect to the accounting and financial statement disclosures for entities that have emerged from Chapter 11 (“fresh start accounting”), which resulted in the Company becoming a new entity for financial reporting purposes effective May 31, 2018 to coincide with the timing of the Company’s normal accounting period close. As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the consolidated financial statements as of or after May 31, 2018 are not comparable with the consolidated financial statements prior to that date.

San Juan Asset Sale: On April 2, 2019,  Harvest completed the sale of all of its (i) oil and gas properties in the San Juan Basin and (ii) membership interests in EnerVest Mesa, LLC, an indirect wholly-owned subsidiary of Harvest, (the “San Juan Asset Sale”) to a third party for total consideration of $37.2 million in cash, net of preliminary purchase price adjustments.

On April 3, 2019, Harvest used the net cash proceeds received from the San Juan Asset Sale as well as cash on hand to repay $47.0 million of the borrowings outstanding under its reserve-based revolving credit facility (the “Credit Facility”).

Barnett Asset Sale: On September 10, 2019,  Harvest completed the sale of certain interests in the Barnett Shale (the “Initial Barnett Asset Sale”) to a third party for total consideration of $63.5 million in cash, net of preliminary purchase price adjustments. The preliminary purchase price adjustments include a $6.4 million reduction in the purchase price paid at closing related to certain of the Company’s interests that are not included in the initial closing but that are expected to be included in a subsequent closing in 2019 (the “Subsequent Barnett Asset Sale” or, together with the Initial Barnett Asset Sale, the “Barnett Asset Sale”).

Mid-Con Asset Sale: On September 13, 2019, Harvest completed the sale of certain oil and gas properties in the Mid-Continent area (the “Mid-Con Asset Sale”) to a third party for total consideration of $5.4 million in cash, net of preliminary purchase price adjustments.

The unaudited pro forma consolidated balance sheet gives effect to the Barnett Asset Sale and the Mid-Con Asset Sale, as if each had been completed as of June 30, 2019; no adjustment was made for the plan of reorganization, fresh start accounting or the San Juan Asset Sale as these events are reflected in the historical balance sheet of Harvest as of that date. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2019 gives effect to the San Juan Asset Sale, the Barnett Asset Sale and the Mid-Con Asset Sale, as if each had been completed as of January 1, 2018; no adjustment was made for the plan of reorganization or fresh start accounting as these events are reflected in the historical statement of operations of Harvest for this period. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2018 gives effect to Harvest’s plan of reorganization and fresh start accounting, the San Juan Asset Sale, the Barnett Asset Sale and the Mid-Con Asset Sale, as if each had been completed as of January 1, 2018.

The unaudited pro forma consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions or the Effective Date had occurred on the dates indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods. The unaudited pro forma consolidated financial statements do not include realization of cost savings expected to result from the transactions or the plan of reorganization. The assumptions and estimates underlying the adjustments to the unaudited pro forma consolidated financial statements are described in the accompanying notes. The unaudited pro forma consolidated financial

Exhibit 99.2

Harvest Oil & Gas Corp.

Unaudited Pro Forma Consolidated Financial Statements

statements should also be read in conjunction with the historical unaudited condensed consolidated financial statements and the notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 and the audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Harvest Oil & Gas Corp.

Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2019

(In thousands, except number of shares)

	Successor	Pro Forma Adjustments
	Harvest	Barnett		Mid-Con		Harvest
	Historical	Asset Sale		Asset Sale		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$13,650	$69,905	(a)	$5,397	(d)	$88,952
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	29,252	-		-		29,252
Other	1,355	-		-		1,355
Derivative asset	14,137	-		-		14,137
Other current assets	944	-		-		944
Total current assets	59,338	69,905		5,397		134,640

Oil and natural gas properties, net of accumulated depreciation,
depletion and amortization	159,388	-		-		159,388
Assets held for sale	87,260	(76,489)	(b)	(10,771)	(b)	-
Long–term derivative asset	4,781	-		-		4,781
Other assets	7,112	-		-		7,112
Total assets	$317,879	$(6,584)		$(5,374)		$305,921

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$25,095	$-		$-		$25,095
Other current liabilities	731	-		-		731
Total current liabilities	25,826	-		-		25,826

Asset retirement obligations	102,108	-		-		102,108
Long–term debt, net	-	-		-		-
Liabilities held for sale	10,618	(4,489)	(b)	(6,129)	(b)	-
Other long–term liabilities	1,804	-		-		1,804

Commitments and contingencies

Mezzanine equity	135	-		-		135

Stockholders’ equity:
Common stock – $0.01 par value; 65,000,000 shares authorized;
10,141,512 shares issued and 10,117,472 shares outstanding	101	-		-		101
Additional paid-in capital	250,414	-		-		250,414
Treasury stock at cost - 24,040 shares	(414)	-		-		(414)
Retained earnings (accumulated deficit)	(72,713)	(2,095)	(c)	755	(e)	(74,053)
Total stockholders’ equity	177,388	(2,095)		755		176,048
Total liabilities and equity	$317,879	$(6,584)		$(5,374)		$305,921

See accompanying notes to unaudited pro forma consolidated financial statements.

Harvest Oil & Gas Corp.

Unaudited Pro Forma Consolidated Statements of Operations

Six Months Ended June 30, 2019

(In thousands, except per share/unit data)

	Successor	Pro Forma Adjustments
	Harvest	San Juan		Barnett		Mid-Con		Harvest
	Historical	Asset Sale		Asset Sale		Asset Sale		Pro Forma
Revenues:
Oil, natural gas and natural gas liquids revenues	$73,415	$(6,760)	(f)	$(27,515)	(j)	$(6,151)	(m)	$32,989
Transportation and marketing–related revenues	1,018	-		-		-		1,018
Total revenues	74,433	(6,760)		(27,515)		(6,151)		34,007

Operating costs and expenses:
Lease operating expenses	44,954	(4,677)	(f)	(15,769)	(j)	(3,455)	(m)	21,053
Cost of purchased natural gas	714	-		-		-		714
Dry hole and exploration costs	39	(1)	(f)	(7)	(j)	-	(m)	31
Production taxes	3,643	(1,103)	(f)	(1,236)	(j)	(326)	(m)	978
Accretion expense on obligations	4,378	(55)	(g)	(187)	(k)	(217)	(n)	3,919
Depreciation, depletion and amortization	9,345	(399)	(h)	(5,166)	(l)	(692)	(o)	3,088
General and administrative expenses	13,023	(472)	(f)	(1,587)	(j)	(590)	(m)	10,374
Impairment of oil and natural gas properties	99,279	-		-		-		99,279
Gain on sales of oil and natural gas properties	(18)	-		-		-		(18)
Total operating costs and expenses	175,357	(6,707)		(23,952)		(5,280)		139,418

Operating income (loss)	(100,924)	(53)		(3,563)		(871)		(105,411)

Other income (expense), net:
Loss on derivatives, net	(344)	-		-		-		(344)
Interest expense	(2,834)	408	(i)	-		-		(2,426)
Gain on equity securities	4,593	-		-		-		4,593
Other income, net	2,827	-		-		-		2,827
Total other income (expense), net	4,242	408		-		-		4,650

Income (loss) before income taxes	(96,682)	355		(3,563)		(871)		(100,761)

Income tax expense	-	-		-		-		-

Net income (loss)	$(96,682)	$355		$(3,563)		$(871)		$(100,761)

Basic and diluted earnings per share:
Net income (loss)	$(9.62)							$(10.02)

Weighted average common shares outstanding:
Basic	10,053							10,053
Diluted	10,053							10,053

See accompanying notes to unaudited pro forma consolidated financial statements.

Harvest Oil & Gas Corp.

Unaudited Pro Forma Consolidated Statements of Operations

Year Ended December 31, 2018

(In thousands, except per share/unit data)

	Predecessor	Successor
	Five Months	Seven Months
	Ended	Ended
	May 31, 2018	December 31, 2018	Pro Forma Adjustments
			Reorganization
	EVEP	Harvest	and Fresh Start		San Juan		Barnett		Mid-Con		Harvest
	Historical	Historical	Accounting		Asset Sale		Asset Sale		Asset Sale		Pro Forma
Revenues:
Oil, natural gas and natural gas liquids revenues	$110,307	$137,169	$-		$(28,378)	(f)	$(69,205)	(j)	$(12,519)	(m)	$137,374
Transportation and marketing–related revenues	724	1,431	-		-		-		-		2,155
Total revenues	111,031	138,600	-		(28,378)		(69,205)		(12,519)		139,529

Operating costs and expenses:
Lease operating expenses	45,372	64,100	-		(16,060)	(f)	(30,514)	(j)	(5,904)	(m)	56,994
Cost of purchased natural gas	557	1,026	-		-		-		-		1,583
Dry hole and exploration costs	122	177	-		-	(f)	(17)	(j)	-	(m)	282
Production taxes	5,343	6,482	-		(4,448)	(f)	(2,394)	(j)	(805)	(m)	4,178
Accretion expense on obligations	3,176	5,420	1,105	(p)	(672)	(g)	(364)	(k)	(419)	(n)	8,246
Depreciation, depletion and amortization	46,196	16,012	(31,379)	(q)	(3,338)	(h)	(10,202)	(l)	(1,490)	(o)	15,799
General and administrative expenses	15,648	15,626	-		(1,678)	(f)	(3,373)	(j)	(1,147)	(m)	25,076
Restructuring costs	5,211	-	(5,211)	(r)	-		-		-		-
Impairment of oil and natural gas properties	3	3,065	-		-		-		-		3,068
(Gain) loss on sales of oil and natural gas properties	5	(697)	-		-		-		-		(692)
Total operating costs and expenses	121,633	111,211	(35,485)		(26,196)		(46,864)		(9,765)		114,534

Operating income (loss)	(10,602)	27,389	35,485		(2,182)		(22,341)		(2,754)		24,995

Other income (expense), net:
Gain (loss) on derivatives, net	444	16,962	-		-		-		-		17,406
Interest expense	(13,652)	(7,225)	7,149	(s)	1,768	(i)	-		-		(11,960)
Loss on equity securities	-	(11,130)	-		-		-		-		(11,130)
Other income, net	776	374	-		-		-		-		1,150
Total other income (expense), net	(12,432)	(1,019)	7,149		1,768		-		-		(4,534)

Reorganization items, net	(587,325)	(2,323)	589,648	(t)	-		-		-		-

Income (loss) before income taxes	(610,359)	24,047	632,282		(414)		(22,341)		(2,754)		20,461

Income tax expense	(166)	(78)	-	(u)	-		-		-		(244)

Net income (loss)	$(610,525)	$23,969	$632,282		$(414)		$(22,341)		$(2,754)		$20,217

Basic and diluted earnings per share / unit:
Net income (loss)	$(12.12)	$2.39									$2.02

Weighted average common shares / units outstanding:
Basic	49,369	10,030									10,030	(v)
Diluted	49,369	10,032									10,032	(v)

See accompanying notes to unaudited pro forma consolidated financial statements.

Harvest Oil & Gas Corp.

Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as of June 30, 2019 is derived from the historical consolidated balance sheet of Harvest, with adjustments to reflect (i) the Barnett Asset Sale and (ii) the Mid-Con Asset Sale.

The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2019 is derived from the historical consolidated statement of operations of Harvest, with adjustments to reflect (i) the San Juan Asset Sale, (ii) the Barnett Asset Sale and (iii) the Mid-Con Asset Sale.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2018 is derived from the historical consolidated statements of operations of EVEP and Harvest, with adjustments to reflect (i) the Company’s plan of reorganization and fresh start accounting, (ii) the San Juan Asset Sale,  (iii) the Barnett Asset Sale and (iv) the Mid-Con Asset Sale.

The unaudited pro forma consolidated balance sheet gives effect to the Barnett Asset Sale and the Mid-Con Asset Sale as if each had been completed as of June 30, 2019. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2019 gives effect to the San Juan Asset Sale, the Barnett Asset Sale and the Mid-Con Asset Sale, as if each had been completed as of January 1, 2018. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2018 gives effect to Harvest’s plan of reorganization and fresh start accounting, the San Juan Asset Sale, the Barnett Asset Sale and the Mid-Con Asset Sale, as if each had been completed as of January 1, 2018.

The transactions and events as well as the related adjustments are described below. In the opinion of Harvest’s management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the unaudited pro forma consolidated financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the transactions and events, (ii) factually supportable and (iii) with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on the results following the transactions and events.

In the Notes to Unaudited Pro Forma Consolidated Financial Statements, all dollar amounts in tabulations are in thousands of dollars, unless otherwise indicated.

NOTE 2.  DESCRIPTION OF TRANSACTIONS

The unaudited pro forma consolidated financial statements give effect to the following:

Reorganization and Fresh Start Accounting: Upon emergence from bankruptcy on June 4, 2018,  Harvest applied the provisions of fresh start accounting which resulted in the Company becoming a new entity for financial reporting purposes.

San Juan Asset Sale: On April 2, 2019,  Harvest completed the San Juan Asset Sale and used the net cash proceeds therefrom to repay a portion of the borrowings outstanding under the Credit Facility.

Barnett Asset Sale: On September 10, 2019, Harvest completed the Initial Barnett Asset Sale, and Harvest expects to complete the Subsequent Barnett Asset Sale later in 2019.

Mid-Con Asset Sale: On September 13, 2019, Harvest completed the Mid-Con Asset Sale.

The assets and liabilities, results of operations and cash flows of the properties sold in the San Juan Asset Sale, the Barnett Asset Sale and the Mid-Con Asset Sale were included in the historical financial statements of Harvest through the closing date of each sale.

As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the consolidated financial statements on or after May 31, 2018 are not comparable with the consolidated financial statements prior to that date.

NOTE 3.  PRO FORMA ADJUSTMENTS

(a)	Reflects approximately $63.5 million of cash proceeds, net of preliminary purchase price adjustments, received from the Initial

Harvest Oil & Gas Corp.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Barnett Asset Sale, and approximately $6.4 million of cash proceeds, net of preliminary purchase price adjustments, expected to be received in the Subsequent Barnett Asset Sale later in 2019.

(b)	Reflects the elimination of assets and liabilities associated with the Barnett Asset Sale and the Mid-Con Asset Sale as of June 30, 2019. See below for a summary of the net assets sold:

	Barnett	Mid-Con
	Asset Sale	Asset Sale
Assets:
Assets held for sale	$76,489	$10,771
Liabilities:
Liabilities held for sale	4,489	6,129
Net assets sold	$72,000	$4,642

(c)

Reflects an expected impairment on the Barnett Asset Sale of approximately $2.1 million, which is based on the information available to the Company at this time. This expected impairment is excluded from the unaudited pro forma statements of operations as it represents a nonrecurring item not expected to have a continuing impact.

(d)	Reflects approximately $5.4 million of cash proceeds, net of preliminary purchase price adjustments, received from the Mid-Con Asset Sale.

(e)

Reflects an expected gain on the Mid-Con Asset Sale of approximately $0.8 million, which is based on the information available to the Company at this time. This expected gain is excluded from the unaudited pro forma statements of operations as it represents a nonrecurring item not expected to have a continuing impact.

(f)	Reflects the elimination of the revenues, direct operating expenses and certain general and administrative expenses associated with the San Juan Asset Sale.

(g)	Reflects a reduction of accretion expense on obligations as a result of the San Juan Asset Sale.

(h)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the San Juan Asset Sale.

(i)	Reflects a reduction of interest expense as a result of the repayment of debt of approximately $37.2 million from the net cash proceeds received from the San Juan Asset Sale.

(j)	Reflects the elimination of the revenues, direct operating expenses and certain general and administrative expenses associated with the Barnett Asset Sale.

(k)	Reflects a reduction of accretion expense on obligations as a result of the Barnett Asset Sale.

(l)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Barnett Asset Sale.

(m)	Reflects the elimination of the revenues, direct operating expenses and certain general and administrative expenses associated with the Mid-Con Asset Sale.

(n)	Reflects a reduction of accretion expense on obligations as a result of the Mid-Con Asset Sale.

(o)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Mid-Con Asset Sale.

(p)	Reflects an increase of accretion expense on obligations based on new asset retirement obligations and asset lives as a result of adopting fresh start accounting as of the Effective Date.

(q)	Reflects a reduction of depreciation, depletion and amortization expense based on new asset values as a result of adopting fresh start accounting as of the Effective Date.

Harvest Oil & Gas Corp.

Notes to Unaudited Pro Forma Consolidated Financial Statements

(r)	Reflects the elimination of prepetition restructuring costs of approximately $5.2 million.

(s)

Reflects a reduction of interest expense as a result of the plan of reorganization. The senior notes of the Predecessor were cancelled and the Predecessor’s liability thereunder discharged. The holders of claims under the Predecessor’s credit facility received full recovery which consisted of their pro rata share of the new reserved-based revolving credit facility. Borrowings under the Credit Facility bear interest at a floating rate based on, at the Company’s election, a base rate or the London Inter–Bank Offered Rate plus applicable premiums based on the percent of the borrowing base outstanding, which is similar to interest under the Predecessor’s credit facility. The pro forma adjustments to interest expense were calculated as follows:

Year Ended
December 31, 2018
Reversal of Predecessor's senior notes interest expense	$6,996
Reversal of amortization of premium, discount and debt issuance costs on
Predecessor's senior notes	233
Reversal of amortization of debt issuance costs on Predecessor's credit facility	207
Pro forma amortization of debt issuance costs on the Credit Facility	(287)
Pro forma adjustments to decrease interest expense	$7,149

(t)	Reflects the elimination of nonrecurring reorganization items that were directly attributable to the Chapter 11 proceedings, which consist of the following:

	Predecessor	Successor
	Five Months	Seven Months
	Ended	Ended
	May 31, 2018	December 31, 2018
Gain on settlement of liabilities subject to compromise	$(128,700)	$-
Fresh start valuation adjustments	700,325	-
Professional fees	13,345	2,323
Other	2,355	-
Reorganization items, net	$587,325	$2,323

(u)

Effective June 4, 2018, pursuant to the plan of reorganization, the Successor became a corporation subject to federal and state income taxes. Prior to the plan of reorganization being effective, the Predecessor was a limited partnership and organized as a pass-through entity for federal and most state income tax purposes. As a result, the Predecessor’s limited partners were responsible for federal and state income taxes on their share of taxable income. The Predecessor was subject to the Texas margin tax for partnership activity in the state of Texas. The Successor is also subject to the Texas margin tax for corporate activity in the state of Texas after the Effective Date of the plan of reorganization. Obligations of the Predecessor and Successor under the Texas gross margin tax are recorded as “Income taxes”. Management assesses the available positive and negative evidence to estimate whether it is more likely than not that sufficient future taxable income will be generated to realize the Company’s deferred tax assets. Due to significant negative evidence, the Company established a valuation allowance against its net deferred tax asset. As a result of the valuation allowance, the Company would have had no income tax expense or benefit for the periods.

(v)

In accordance with the plan of reorganization, on the Effective Date, all units of Predecessor that were issued and outstanding immediately prior to the Effective Date were cancelled. The Successor issued (i) 9,500,000 new shares of its common stock, par value $0.01 per share (“common stock”) pro rata to holders of the Predecessor’s senior notes; (ii) 500,016 shares of common stock pro rata to holders of units of EVEP prior to the Effective Date; and (iii) 800,000 warrants to purchase 800,000 shares of the Company’s common stock to holders of units of EVEP prior to the Effective Date exercisable for a five-year period commencing on the Effective Date entitling their holders upon exercise thereof, on a pro rata basis, to 8% of the total issued and outstanding common stock (including common stock as of the Effective Date issuable upon full exercise of the warrants, but excluding any common stock issuable under the Company’s Management Incentive Plan), at a per share exercise price of $37.48. These transactions were assumed to have occurred as of January 1, 2018. The 800,000 warrants to purchase common stock are excluded from the diluted net earnings per share calculations because of their antidilutive effect.